Exhibit 99.1

Reborn Coffee Signs Master Product Supply Agreement with Visvita Corporation

Targeting $30 Million in First-Year Supply Volume with Initial $2 million Purchase Order Already Secured

BREA, Calif., October 21, 2026 — Reborn Coffee, Inc. (Nasdaq: REBN) (the “Company” or “Reborn Coffee”), a leading innovator in specialty coffee, today announced that it has entered into a Master Product Supply Agreement (the “Agreement”) with Visvita Corporation (“Visvita”), a California-based beverage distribution company, under which Reborn Coffee will supply products to Visvita. Products covered by the Agreement are limited to aloe vera beverages and other beverage products the parties specify in approved purchase orders. The parties have agreed to work toward a minimum business volume of $30 million in products, raw materials and finished goods during the first contract year.

Reborn Coffee will supply products to Visvita on a non-exclusive basis, and individual purchase orders become binding only upon the Company’s written acceptance and confirmation. Upon signing the Agreement, the parties entered into an initial $2 million purchase order.

Reborn Coffee to be responsible for overseeing transport from South Korea to U.S warehouse

For the volume that Reborn Coffee supplies to Visvita, the Company will be responsible for logistics planning, including overseeing transport from the port in South Korea to the designated U.S warehouse. The Company plans to complete such shipments through Reborn Logistics, its ocean and inland freight subsidiary. Visvita remains solely responsible for FDA and other regulatory compliance in connection with manufacturing, U.S. importation and customs clearance.

“This agreement converts a framework into contracted volume and puts the freight economics in our hands,” said Jung Jae Lim, Chief Executive Officer of Reborn Coffee. “We set the supply price and the margin on every order, and plan to move the freight through Reborn Logistics instead of outside providers. That combination is what we believe turns a $30 million volume target into margin rather than revenue alone.”

“As Head of Global Sales Advisory for Reborn Coffee, I plan to mobilize our distribution network to establish Reborn’s signature matcha latte, milk coffee and other key products in the market,” said Michael Aminpour, President of Visvita Corporation and Head of Global Sales Advisory for Reborn Coffee. “We will dedicate our full efforts to the complete fulfillment of the $30 million annual minimum purchase target.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is a California-based specialty coffee retailer dedicated to delivering high-quality, artisanal coffee experiences. Committed to global expansion and innovation, Reborn is redefining the coffeehouse model through its premium offerings and technology-driven initiatives.

About Visvita

Visvita Corporation is a California-based beverage and distribution company with supplier relationships and retail distribution access across the Americas. Information regarding Visvita in this release has been provided by Visvita.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports filed with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Contacts

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America

REBN@mzgroup.us

949-491-8235

Company Contact:

Reborn Coffee, Inc.

ir@reborncoffee.com